Exhibit 99

FORM 3 JOINT FILER INFORMATION

Name of “Reporting Persons”:	InterWest Partners X, L.P. (“IW10”)
InterWest Management Partners X, LLC (“IMP10”)

Harvey B. Cash
Bruce A. Cleveland
Christopher B. Ehrlich
Philip T. Gianos
W. Stephen Holmes
Nina Kjellson
Gilbert H. Kliman
Douglas A. Pepper
Thomas L. Rosch
Keval Desai
Khaled Nasr

Address:	2710 Sand Hill Road, Suite 200
Menlo Park, CA 94025

Designated Filer:	InterWest Partners X, L.P.

Issuer and Ticker Symbol:	TESARO, Inc. (“TSRO”)

Date of Event:	June 27, 2012

Each of the following is a Joint Filer with InterWest Partners X L.P. (“IW10”) and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

InterWest Management Partners X, LLC (“IMP10”) is the general partner of IW10 and has sole voting and investment control over the shares owned by IW10. Harvey B. Cash, Bruce A. Cleveland, Christopher B. Ehrlich Philip T. Gianos, W. Stephen Holmes, Nina Kjellson, Gilbert H. Kliman, Douglas A. Pepper, and Thomas L. Rosch are Managing Directors of IMP10 and, Keval Desai and Khaled A. Nasr, and are Venture Members of IMP10. Arnold L. Oronsky, a Managing Director of IMP10 is also a Director of the Issuer, and has filed a separate Form 3 in his own name.

All Reporting Persons disclaim beneficial ownership of shares of TESARO, Inc. stock held by IW10, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above has designated InterWest Partners X, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.  Each Reporting Person has appointed InterWest Management Partners X, LLC as its attorney in fact for the purpose of making reports relating to transaction in TESARO, Inc. Common Stock.

INTERWEST MANAGEMENT PARTNERS X, L.L.C.		Nina Kjellson, an individual
By: InterWest Management Partners X, LLC,
as Attorney-in-Fact
By:	/s/ W. Stephen Holmes
	W. Stephen Holmes, Managing Director	By:	/s/ Karen A. Wilson
Karen A. Wilson, Power of Attorney

INTERWEST PARTNERS X, LP		Gilbert H. Kliman, an individual
By: InterWest Management Partners X, LLC,
By:	InterWest Management Partners X, LLC	as Attorney-in-Fact
Its General Partner
		By:	/s/ Karen A. Wilson
Karen A. Wilson, Power of Attorney
By:	/s/ W. Stephen Holmes
W. Stephen Holmes, Managing Director

Harvey B. Cash, an individual		Douglas A. Pepper, an individual
By: InterWest Management Partners X, LLC, as Attorney-in-Fact		By: InterWest Management Partners X, LLC, as Attorney-in-Fact

By:	/s/ Karen A. Wilson	By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney		Karen A. Wilson, Power of Attorney

Bruce A. Cleveland, an individual By: InterWest Management Partners X, LLC, as Attorney-in-Fact		Thomas L. Rosch, an individual By: InterWest Management Partners X, LLC, as Attorney-in-Fact

By:	/s/ Karen A. Wilson	By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney		Karen A. Wilson, Power of Attorney

Christopher B. Ehrlich, an individual By: InterWest Management Partners X, LLC, as Attorney-in-Fact		Keval Desai, an individual By: InterWest Management Partners X, LLC, as Attorney-in-Fact

By:	/s/ Karen A. Wilson	By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney		Karen A. Wilson, Power of Attorney

Philip T. Gianos, an individual By: InterWest Management Partners X, LLC, as Attorney-in-Fact		Khaled A. Nasr, an individual By: InterWest Management Partners X, LLC, as Attorney-in-Fact

By:	/s/ Karen A. Wilson	By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney		Karen A. Wilson, Power of Attorney

W. Stephen Holmes, an individual By: InterWest Management Partners X, LLC, as Attorney-in-Fact

By:	/s/ W. Stephen Holmes
W. Stephen Holmes